Exhibit 4.1
VIA TRANSPORTATION, INC.
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is dated as of September 15, 2025, and is by and among Via Transportation, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company party hereto (each, an “Investor” and collectively, the “Investors”), which include the Requisite Parties (as defined below).
RECITALS
WHEREAS, the Company and the Investors (the “Existing Investors”) are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of February 3, 2023 (the “Prior Agreement”);
WHEREAS, the Company intends to consummate an Initial Public Offering (as defined below);
WHEREAS, immediately prior to the consummation of the Initial Public Offering, the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G-1 Preferred Stock (collectively, the “Pre-IPO Preferred Stock”) will convert into shares of common stock, $0.00001 per share, of the Company, which shall in turn be reclassified as Class A common stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”);
WHEREAS, pursuant to Section 6.1 of the Prior Agreement, the Prior Agreement may not be modified or amended except upon the written consent of (i) the Company, (ii) the Existing Investors holding a majority of the Registrable Securities (as defined in the Prior Agreement) and (iii) with respect to certain sections of the Prior Agreement, the Significant Holders (as defined in the Prior Agreement) holding a majority of the Registrable Securities then held by all Significant Holders (collectively, the “Requisite Parties”); and
WHEREAS, the Company and the Existing Investors (including the Requisite Parties) intend that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
1.1     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean, with respect to any specified Investor, any other person or entity that directly or indirectly, controls, is controlled by or is under common control with such Investor, including by ownership of at least fifty percent (50%) of the voting equity or the ability to appoint at least fifty percent (50%) of the members of the board of directors, managers or similar governing body, including, without limitation, any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(d)“Common Stock” shall mean the Class A Common Stock, the Class B common stock, par value $0.00001 per share, of the Company and the Class C common stock, par value $0.00001 per share, of the Company.
(e)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(f)“Form S-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.
(g)“Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by the Company with the Commission.
(h)“Holder” shall mean any Investor that, individually or together with such Investor’s Affiliates, holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
(i)“Indemnified Party” shall have the meaning set forth in Section 2.6(c).
(j)“Indemnifying Party” shall have the meaning set forth in Section 2.6(c).
(k)“Initial Public Offering” shall mean the Company’s first firm commitment underwritten public offering of Class A Common Stock registered under the Securities Act.
(l)“Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least a majority of the outstanding Registrable Securities.
(m)“Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(n)“Other Shares” shall mean shares of Class A Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.
(o)“Registrable Securities” shall mean (i) shares of Class A Common Stock held by a Holder immediately prior to consummation of the Initial Public Offering and (ii) any Class A Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.
(p)The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(q)“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) fees and disbursements of counsel for the Holders and (iii) the compensation of regular employees of the Company, which compensation shall be paid in any event by the Company.
(r)“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(s)“Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission
(t)“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(u)“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(v)“Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.
SECTION 2
REGISTRATION RIGHTS
2.1     Requested Registration.
(a)Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:
(i)promptly give written notice of the proposed registration to all other Holders; and
(ii)as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.
(b)Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)Prior to one hundred eighty (180) days following the effective date of the registration statement filed by the Company for the Initial Public Offering (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);
(ii)If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) for an aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $50,000,000;
(iii)In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration,

qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(iv)After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations), except if such withdrawal is based upon a material adverse change in the condition, business or prospects of the Company which was not known to the Initiating Holders at the time of their request;
(v)During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
(vi)If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;
(vii)If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or
(viii)If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.
(c)Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.
(d)Other Shares and Company Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company (“Company Shares”).

(e)Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.
Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities, Other Shares and Company Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders; (ii) second, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.
2.2     Company Registration.
(a)Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, a registration on any registration form that does not permit secondary sales or a registration relating to the Initial Public Offering, the Company will:
(i)promptly give written notice of the proposed registration to all Holders; and
(ii)use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b)Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders and (iii) third, to the Other Selling Stockholders requesting to include Other Shares held by such Other Selling Stockholders. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below 25% of the total value of securities included in such registration.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.
(c)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
2.3     Registration on Form S-3.
(a)Request for Form S-3 Registration. At any time when the Company is eligible to use Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).
(b)Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);
(ii)If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $15,000,000;
(iii)If, in any given twelve-month period, the Company has effected two (2) such registrations in such period.
(c)Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3, except the Company shall only have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request pursuant to Section 2.3(a), and that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d)Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4     Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to bear any of such expenses and shall retain their rights pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
2.5     Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
(a)Keep such registration effective for a period of ending on the earlier of the date which is one hundred and twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(c)Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request, and such other documents as the seller of Registrable Securities may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;
(d)Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(f)Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;
(g)Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(h)Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(i)In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
2.6     Indemnification.

(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c)Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the gross proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
2.7     Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8    Reserved.
2.9     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1 or Form S-3, the Company agrees to use its commercially reasonable efforts to:
(a)Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the registration statement filed by the Company for the Initial Public Offering;
(b)File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement filed by the Company for the Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10     Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Class A Common Stock (or other securities convertible into, exercisable into or exchangeable for Class A Common Stock) of the Company held by such Holder immediately prior to the filing of the registration statement (other than those included in the registration) during the period from the filing of the registration statement for the Initial Public Offering filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in the Initial Public Offering through the end of the 180-day period following the effective date of the registration statement; provided that all officers and directors of the Company are bound by, and the Company causes all holders of at least one percent (1%) of the Company’s securities to bound by, similar agreements. The obligations described in this Section 2.10 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, (ii) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future or (iii) shares of Class A Common Stock purchased by a Holder from an underwriter at the closing of the Initial Public Offering or purchased on the secondary market following the closing of the Initial Public Offering. The Company may impose stop-transfer instructions and may stamp each such certificate with a restrictive legend with respect to the shares of Class A Common Stock (or other securities convertible into, exercisable into or exchangeable for Class A Common Stock) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market stand-off agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.
2.11     Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.12     Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only (i) to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or (ii) to an Affiliate, subsidiary, parent, partner, member or stockholder of a Holder or a Holder’s family member or trust for the benefit of an individual Holder or a Holder’s family member or to another Holder if such other Holder is an affiliated entity or person of Holder pursuant to Section 6.16 hereof; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including, without limitation, the obligations set forth in Section 2.10.

2.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.
2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the date of this Agreement, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) five (5) years after the closing of the Initial Public Offering.
SECTION 3
RESERVED

SECTION 4
RESERVED
SECTION 5
RESERVED

SECTION 6
MISCELLANEOUS
6.1    Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities then outstanding (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities then outstanding (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.2    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:
(a)if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;
(b)if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or
(c)if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 114 5th Ave, 17th Floor, New York, NY 10011, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Ryan Dzierniejko, Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address for the Investor or Holder in the Company’s records, (ii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
6.3    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

6.4    Successors and Assigns. Subject to Section 2.12, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company, except by an Investor to any Affiliate. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
6.5    Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
6.6    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
6.7    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
6.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
6.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

6.10    Telecopy Execution and Delivery. A facsimile, telecopy or other electronic reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, electronic mail (in .PDF format) or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof
6.11    Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).
6.12    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
6.13    Termination. This Agreement shall (i) terminate on the date on which there are no remaining Registrable Securities held by the Holders and (ii) cease to apply to any individual Holder at such time as it holds no Registrable Securities, except, in each case, for the provisions of Section 2.4 and Section 2.6 and all of this Section 6, which shall survive any such termination.
6.14    Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, as each may be amended from time to time, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.
6.15    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
6.16    Reserved.
6.17    Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(signature page follows)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

COMPANY:
VIA TRANSPORTATION, INC. a Delaware Corporation
By:	/s/ Daniel Ramot
Name:	Daniel Ramot
Title:	Chief Executive Officer

STOCKHOLDER:
83NORTH FXV III LIMITED PARTNERSHIP By: 83North FXV III G.P. L.P, its general partner By: 83North FXV Manager, Ltd., its ultimate general partner
By:	/s/ Simona Cohen
Name:	Simona Cohen
Title:	CFO

By:	/s/ Arnon Dinur
Name:	Arnon Dinur
Title:	Partner

STOCKHOLDER:
83NORTH FXV LIMITED PARTNERSHIP By: 83North 2019 G.P. L.P, its general partner By: 83North 2019 Manager, Ltd., its ultimate general partner
By:	/s/ Simona Cohen
Name:	Simona Cohen
Title:	CFO

By:	/s/ Arnon Dinur
Name:	Arnon Dinur
Title:	Partner

STOCKHOLDER:
83NORTH II LIMITED PARTNERSHIP By: 83North II G.P., L.P, its general partner By: 83North II Manager, Ltd., its ultimate general partner
By:	/s/ Simona Cohen
Name:	Simona Cohen
Title:	CFO

By:	/s/ Arnon Dinur
Name:	Arnon Dinur
Title:	Partner

STOCKHOLDER:
83NORTH VII LP By: 83North FXV III GP LP, its general partner By: 83North FXV Manager Ltd., its ultimate general partner
By:	/s/ Simona Cohen
Name:	Simona Cohen
Title:	CFO

By:	/s/ Arnon Dinur
Name:	Arnon Dinur
Title:	Partner

STOCKHOLDER:
ARGOS CAPITAL APPRECIATION MASTER FUND, LP
By:	/s/ Ephraim Gildor
Name:	Ephraim Gildor
Title:	President

STOCKHOLDER:
ATID GROWTH, LLC
By:	/s/ Noam Ohana
Name:	Noam Ohana
Title:	Managing Partner

STOCKHOLDER:
BLUE DRAGONS AG
By:	/s/ Johannes Matt
Name:	Johannes Matt
Title:	Director

By:	/s/ Christian Bolleter
Name:	Christian Bolleter
Title:	Director

STOCKHOLDER:
BROADSCALE VT INVESTORS LP
By:	/s/ Andrew Shapiro
Name:	Andrew Shapiro
Title:	Managing Member

STOCKHOLDER:
C4 VENTURES I SCSP
By:	/s/ Pascal Cagni
Name:	Pascal Cagni
Title:	President C4 Ventures

STOCKHOLDER:
CENTAURUS CAPITAL LP
By:	/s/ Allen Gibson
Name:	Allen Gibson
Title:	CIO

STOCKHOLDER:
COHEN HOLDINGS 2021 LLC
By:	/s/ Lior Prosor
Name:	Lior Prosor
Title:	Partner

STOCKHOLDER:
COLMOBIL LTD.
By:	/s/ Amir Gabel
Name:	Amir Gabel
Title:	General Counsel

STOCKHOLDER:
COMMONFUND CAPITAL VENTURE DIRECT OPPORTUNITIES, L.P.

By: Fairfield Partners XIV L.P., its general
partner
By: Fairfield Partners XIV GP LLC, its
general partner
By: Fairfield Partners Holdings II L.P., its sole
member
By: Commonfund Capital, Inc., its general
partner

By:	/s/ Ethan Levine
Name:	Ethan Levine
Title:	Managing Director

STOCKHOLDER:
CRA FUND II LLC
By:	/s/ Daniel Carbonneau
Name:	Daniel Carbonneau
Title:	A Duly Authorized Signatory

STOCKHOLDER:
DOWNEAST CAPITAL MANAGEMENT, LLC
By:	/s/ William Nix
Name:	William Nix
Title:	Partner

STOCKHOLDER:
EXOR N.V.
By:	/s/ Guido de Boer
Name:	Guido de Boer
Title:	Chief Financial Officer

STOCKHOLDER:
FESTIVAL LIMITED
By:	/s/ Stewart Wilkinson
Name:	Stewart Wilkinson
Title:	Portfolio Manager

STOCKHOLDER:
FIDUCIE VIA
By:	/s/ Arthur Bertin
Name:	Arthur Bertin p/o Pono / Sanso Investment Solutions
Title:	General Manager

STOCKHOLDER:
GALDANA VENTURES II S.C.A. SICAV-RAIF
By:	/s/ Miguel Zurita
Name:	Miguel Zurita
Title:	Director of Altamar Private Equity SGIIC, S.A. (alternative investment fund manager)

STOCKHOLDER:
GALDANA VENTURES II, FCR
By:	/s/ Miguel Zurita
Name:	Miguel Zurita
Title:	Director of Altamar Private Equity SGIIC, S.A. (management company)

STOCKHOLDER:
HANACO GROWTH SPC
By:	/s/ Lior Prosor
Name:	Lior Prosor
Title:	Director

STOCKHOLDER:
HANACO VENTURE CAPITAL LTD.
By:	/s/ Lior Prosor
Name:	Lior Prosor
Title:	Partner

STOCKHOLDER:
HEARST COMMUNICATIONS, INC.
By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Executive Vice President and Chief Financial Officer

STOCKHOLDER:
ICP II V1, L.P.
By:	/s/ Gilad Shany
Name:	Gilad Shany
Title:	Director

STOCKHOLDER:
ITOCHU CORPORATION
By:	/s/ Masato Horiuchi
Name:	Masato Horiuchi
Title:	Executive Officer, Chief Operating Officer, ICT Division

STOCKHOLDER:
JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS HENDERSON GLOBAL TECHNOLOGY AND INNOVATION FUND By: Janus Henderson Investors US LLC, its investment advisor
By:	/s/ Denny Fish
Name:	Denny Fish
Title:	Authorized Signatory

STOCKHOLDER:
JANUS HENDERSON GLOBAL TECHNOLOGY AND INNOVATION FUND By: Janus Henderson Investors US LLC, its investment advisor
By:	/s/ Denny Fish
Name:	Denny Fish
Title:	Authorized Signatory

STOCKHOLDER:
JANUS HENDERSON GLOBAL TECHNOLOGY AND INNOVATION PORTFOLIO By: Janus Henderson Investors US LLC, its investment advisor
By:	/s/ Denny Fish
Name:	Denny Fish
Title:	Authorized Signatory

STOCKHOLDER:
KDT VIA HOLDINGS, LLC
By:	/s/ Celeste Dauner
Name:	Celeste Dauner
Title:	Managing Director

STOCKHOLDER:
KEOLIS SA
By:	/s/ Pierre-Henri Najar
Name:	Pierre-Henri Najar
Title:	Chief Financial Officer Kisio

STOCKHOLDER:
LA MAISON ITF OPPORTUNITY S.C.A SICAV-RAIF
By:	/s/ Nicolas Cuisset
Name:	Nicolas Cuisset
Title:	Authorized Manager

STOCKHOLDER:
LA MAISON ITF S.à.r.l. SICAR
By:	/s/ Nicolas Cuisset
Name:	Nicolas Cuisset
Title:	Authorized Manager

STOCKHOLDER:
LIOR PROSOR
By:	/s/ Lior Prosor

STOCKHOLDER:
M. ARKIN (1999) LTD.
By:	/s/ Nir Arkin
Name:	Nir Arkin
Title:	CEO

STOCKHOLDER:
MILLSTEIN TECHNOLOGY PARTNERS, LLC
By:	/s/ William Nix
Name:	William Nix
Title:	Partner

STOCKHOLDER:
NATIV CONTINUITY LLC - INVESTMENT SERIES I
By:	/s/ Noam Ohana
Name:	Noam Ohana
Title:	Managing Director

STOCKHOLDER:
NATIV GROWTH LLC
By:	/s/ Noam Ohana
Name:	Noam Ohana
Title:	Managing Director

STOCKHOLDER:
NATIV GROWTH II LLC
By:	/s/ Noam Ohana
Name:	Noam Ohana
Title:	Managing Director

STOCKHOLDER:
NOAM OHANA
By:	/s/ Noam Ohana

STOCKHOLDER:
PITANGO CONTINUATION FUND 2021, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO GROWTH FUND I, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO GROWTH FUND II, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO GROWTH PRINCIPALS FUND I, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO GROWTH PRINCIPALS FUND II, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO PRINCIPALS CONTINUATION FUND 2021, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO VENTURE CAPITAL FUND VI, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO VENTURE CAPITAL FUND VI-A, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PITANGO VENTURE CAPITAL PRINCIPALS FUND VI, L.P.
By:	/s/ Nechemia Peres
Name:	Nechemia Peres
Title:	Managing Director

By:	/s/ Eyal Klein
Name:	Eyal Klein
Title:	Partner and Chief Financial Officer

STOCKHOLDER:
PLANVEN CONTINUITY FUND I RAIF S.C.Sp.
By:	/s/ Giovanni Canetta Roeder
Name:	Giovanni Canetta Roeder
Title:	Manager

By:	/s/ Oana Lazar
Name:	Oana Lazar
Title:	Manager

STOCKHOLDER:
PLANVEN ENTREPRENEUR VENTURES COINVEST I S.C.Sp.
By:	/s/ Leila Canetta Roeder
Name:	Leila Canetta Roeder
Title:	Manager

By:	/s/ Oana Lazar
Name:	Oana Lazar
Title:	Manager

STOCKHOLDER:
PLANVEN ENTREPRENEUR VENTURES COINVEST II S.C.Sp.
By:	/s/ Leila Canetta Roeder
Name:	Leila Canetta Roeder
Title:	Manager

By:	/s/ Oana Lazar
Name:	Oana Lazar
Title:	Manager

STOCKHOLDER:
QIANHAI ARK(CAYMAN) INVESTMENT CO. LIMITED
By:	/s/ Rex Xu
Name:	Rex Xu
Title:	Managing Director

STOCKHOLDER:
RIVERPARK VENTURES II, LP
By:	/s/ Andy Appelbaum
Name:	Andy Appelbaum
Title:	Managing Partner

STOCKHOLDER:
RIVERPARK VENTURES IV, L.P.
By:	/s/ Andy Appelbaum
Name:	Andy Appelbaum
Title:	Managing Partner

STOCKHOLDER:
RIVERPARK VENTURES, LP
By:	/s/ Andy Appelbaum
Name:	Andy Appelbaum
Title:	Managing Partner

STOCKHOLDER:
RIVERPARK VENTURES VIA INVEST LLC
By:	/s/ Andy Appelbaum
Name:	Andy Appelbaum
Title:	Managing Partner

STOCKHOLDER:
RIVKIN/TOLSON 2000 TRUST
By:	/s/ Charles Rivkin
Name:	Charles Rivkin
Title:	Trustee

STOCKHOLDER:
VIAK 2021 LLC
By:	/s/ Lior Prosor
Name:	Lior Prosor
Title:	Director